EXHIBIT 10.59

           ----------------------------------------------------


                            ASSET PURCHASE AGREEMENT


                              Dated March 24, 1997,


                                among and between


                                    PMI LP I,


                           FIRST IN TEMPORARIES, INC.,



                                       and


                                FRANK L. HARTMAN



              ----------------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I.         Purchase and Sale                                         1
    Section 1.1.   Purchased Assets                                          1
    Section 1.2.   Excluded Assets                                           2

ARTICLE II.        Purchase Price                                            3
    Section 2.1    Purchase Price                                            3
    Section 2.2    Payment of Purchase Price                                 3

ARTICLE III.       Assumption of Liabilities                                 3
    Section 3.1.   Assumed Liabilities                                       3
    Section 3.2.   Excluded Liabilities                                      3

ARTICLE IV.        Closing and Effective Time                                3
    Section 4.1.   Closing; Closing Date; Effective Time                     3
    Section 4.2.   Closing Requirements                                      3

ARTICLE V.         Other Actions, Agreements and Covenants of the Parties    5
    Section 5.1.   Assignment of Contracts                                   5
    Section 5.2.   Delivery of Property Received After Effective Time        5
    Section 5.3.   Post-Closing Cooperation of Seller                        5
    Section 5.4.   Execution of Further Documents; Financial Statements      5
    Section 5.5.   Employment by Purchaser of Seller's Employees             6
    Section 5.6.   Noncompetition and Confidentiality Agreements             6
    Section 5.7.   Allocation of Purchase Price                              6
    Section 5.8.   COBRA and Other Compliance                                6

ARTICLE VI.        Representations and Warranties by Seller and Hartman      6
    Section 6.1.   Corporate Existence and Qualification                     6
    Section 6.2.   Subsidiaries and Affiliates                               7
    Section 6.3.   Financial Statements                                      7
    Section 6.4.   Events Subsequent to December 31, 1996                    7
    Section 6.5.   Undisclosed Expenses or Liabilities                       8
    Section 6.6.   Tax Returns                                               9
    Section 6.7.   Leased Office Space                                       9
    Section 6.8.   Environmental Matters                                     9
    Section 6.9.   Personal Property - Owned                                 9
    Section 6.10.  Personal Property - Leased                                9
    Section 6.11.  Restrictive Covenants                                     9
    Section 6.12.  Intellectual Property Rights                             10
    Section 6.13.  Necessary Property                                       10
    Section 6.14.  No Breach, Default or Violation                          10
    Section 6.15.  Litigation and Claims                                    10
    Section 6.16.  Material Contracts                                       10
    Section 6.17.  Validity of Purchased Contracts                          10
    Section 6.18.  Powers of Attorney                                       10
    Section 6.19.  Insurance                                                11
    Section 6.20.  Employment Matters; Employee Benefit Plans; ERISA
                      Compliance                                            11
    Section 6.21.  Guaranties                                               12
    Section 6.22.  Compliance With Laws; Licenses                           12
    Section 6.23.  Authorization of Agreement                               12
    Section 6.24.  All Material Information                                 12
    Section 6.25.  Material Adverse Contract                                13
    Section 6.26.  Copies of Documents                                      13
    Section 6.27.  Shareholders                                             13
    Section 6.28.  Consents of Third Parties                                13
    Section 6.29.  Other Approvals                                          13
    Section 6.30.  Customer Relations                                       13

ARTICLE VII.       Representations and Warranties by Purchaser              14
    Section 7.1.   Valid Existence and Qualification of Purchaser           14
    Section 7.2.   Authorization of Agreement by Purchaser                  14

ARTICLE VIII.      Indemnification                                          14
    Section 8.1.   Indemnification by Seller and Hartman                    14
    Section 8.2.   Indemnification by Purchaser                             15
    Section 8.3.   Survival of Covenants, Representations and Warranties    15
    Section 8.4.   Payment and Settlement of Amounts Due                    16

ARTICLE IX.        Use of Names by Purchaser                                16

ARTICLE X.         Expenses of the Parties                                  16

ARTICLE XI.        Brokers' Commission                                      17

ARTICLE XII.       Miscellaneous                                            17
    Section 12.1.  Waivers and Amendments                                   17
    Section 12.2.  Entire Agreement                                         17
    Section 12.3.  Headings                                                 17
    Section 12.4.  Notices                                                  17
    Section 12.5.  Severability                                             18
    Section 12.6.  Governing Law                                            18
    Section 12.7.  Consent to Jurisdiction                                  18
    Section 12.8.  Third Parties                                            19
    Section 12.9.  Counterparts                                             19
    Section 12.10. Successors and Assigns                                   19

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 24th day of March, 1997, effective as of 12:01 a.m. on March 24, 1997 (the "Effective Time"), among and between FIRST IN TEMPORARIES, INC., a Florida corporation ("Seller"), FRANK L. HARTMAN, a Florida resident ("Hartman"), and PMI LP I, an Indiana limited partnership ("Purchaser").

                              PRELIMINARY STATEMENT

         Seller conducts an employment staffing and placement business from an office at 173 Sears Avenue, Suite 281, Louisville, Kentucky 40207. (Seller also conducts similar businesses at other locations in other states, none of which are included in the transaction contemplated by this Agreement.) Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the non-cash assets owned by Seller and held or used by Seller in connection with the operation of such business conducted by Seller at its Louisville office, subject to and on the terms and conditions herein set forth. Hartman is the sole shareholder of Seller.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                Purchase and Sale

         Section 1.1. Purchased Assets. Seller agrees to and does hereby sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to and does hereby purchase and acquire from Seller, free and clear of all liens, encumbrances, claims, restrictions, security interests, obligations and liabilities except as otherwise expressly provided herein, all of the assets that are owned by Seller and that are held or used by Seller in connection with the operation of Seller's staffing and placement business conducted at or through Seller's office at 173 Sears Avenue, Suite 281, Louisville, Kentucky 40207 (the "Business") at the Effective Time except the Excluded Assets (as hereinafter defined), including in the assets being purchased and sold hereunder, without limiting the generality of the foregoing, the following assets of the Business as the same shall exist at the Effective Time (which assets being acquired are hereinafter collectively called the "Purchased Assets"):

          1.1.1. all furniture, furnishings, fixtures, leasehold improvements, equipment and other fixed assets, including, without limitation, the assets listed on Schedule 1.1.1;

          1.1.2. all of Seller's rights, title, and interest in and to all software owned by Seller or licensed to Seller by third parties, including all documentation, source codes, software modules and enhancements and software in development;

          1.1.3. all inventories including marketing materials (including video tapes, brochures, and the like), spare parts and supplies;

          1.1.4. all of Seller's rights under all leases (including an $825 damage deposit under the Lease described on Schedule 1.1.4), contracts (including software license agreements and maintenance agreements), agreements, and sales orders, including but not limited to those leases, contracts, agreements, and sales orders listed on Schedule 1.1.4 (the "Purchased Contracts");

          1.1.5. all prepaid and deferred items including prepaid rentals and deposits;

          1.1.6. all operating and financial data and information and books and records relating to the Purchased Assets or the Business (wherever located and in every format and media whatsoever), including without limitation software databases, written records, personnel files (but only as to personnel hired by Purchaser and only with their knowledge), files, policies, customer lists, mailing lists, supplier lists, credit information, correspondence, designs, slogans, processes, know-how, trade secrets, and other similar property;

          1.1.7. all registrations, permits, licenses, consents, approvals and qualifications of Federal, State, local or other government agencies relating to the Business or the Purchased Assets;

          1.1.8. all rights to warranties and guarantees or other claims relating to any of the Purchased Assets, including without limitation rights under agreements for the supply of equipment or leasehold improvements;

          1.1.9. the goodwill relating to the Business.

     Section 1.2. Excluded Assets. Seller is retaining and is not selling, transferring, conveying, assigning or delivering to Purchaser the following assets (hereinafter collectively called the "Excluded Assets"):

          1.2.1. any cash and cash equivalents of Seller on hand or in bank accounts at the Effective Time;

          1.2.2. all accounts receivable of Seller for work performed prior to the Effective Time;

          1.2.3. all notes receivable of Seller at the Effective Time; and

          1.2.4. Seller's assets not held or used by Seller in connection with Seller's operation of the Business, including, without limitation, Seller's assets held or used by Seller exclusively in connection with the operation of other offices by Seller (other than the office in Louisville, Kentucky).


                                   ARTICLE II
                                 Purchase Price

     Section 2.1. Purchase Price. The total purchase price for the Purchased Assets (the "Purchase Price") is the sum of Three Hundred Eleven Thousand Dollars ($311,000).


     Section 2.2. Payment of Purchase Price. Purchaser shall pay the Purchase Price in full to Seller at Closing by check.


                                   ARTICLE III
                            Assumption of Liabilities

     Section 3.1. Assumed Liabilities. Purchaser hereby assumes and agrees to pay, perform or discharge, to the extent not theretofore paid, performed or discharged, Seller's liabilities and obligations accruing or attributable to events occurring after the Effective Time under (i) those Purchased Contracts, if any, listed on Schedule 1.1.4, and (ii) any other Purchased Contracts to the extent (but only to the extent) expressly assumed by Purchaser in writing.

     Section 3.2. Excluded Liabilities. Except as otherwise expressly provided in Section 3.1, Purchaser does not assume and shall not be liable for any of the liabilities or obligations of Seller, including, without limitation, Seller's liabilities or obligations which are known or unknown, fixed or contingent, now existing or hereafter arising (which liabilities and obligations not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities").


                                   ARTICLE IV
                           Closing and Effective Time

     Section 4.1. Closing; Closing Date; Effective Time. The execution of this Agreement and the taking of various actions to consummate the transactions contemplated hereby (the "Closing") shall take place on March 24, 1997 (the "Closing Date"). As provided in the preamble to this Agreement, the transactions contemplated hereby shall be effective as of 12:01 a.m. (Indianapolis, Indiana time) on March 24, 1997 (as previously defined, the "Effective Time").

     Section 4.2. Closing Requirements. Seller, Hartman and Purchaser shall take the following actions ("Closing Requirements") at or prior to the Closing:

                  4.2.1. Seller shall take such actions and execute and deliver to Purchaser such bills of sale, certificates of title, endorsements, assignments, or other instruments, with all documentary or transfer taxes applicable thereto duly paid or provided for, as shall be necessary to vest in Purchaser at the Effective Time good and marketable title to the Purchased Assets and to assign to Purchaser such leases with respect to real property and other Purchased Contracts as are being assumed by Purchaser in connection herewith, together with all necessary consents of third parties applicable thereto, subject in each case to no liens, encumbrances, claims, restrictions, security interests, obligations, liabilities or rights in any other party whatsoever except for the Assumed Liabilities.

                  4.2.2. Seller shall have delivered to Purchaser a certified copy (certified by the Secretary of State of Florida) of Seller's Articles of Incorporation, including all amendments thereto and restatements thereof.

                  4.2.3. Seller shall have delivered to Purchaser a certified copy (certified by the Secretary or other appropriate officer of Seller) of Seller's Bylaws, including all amendments thereto and restatements thereof.

                  4.2.4. Seller shall have delivered to Purchaser certified copies (certified by the Secretary or other appropriate officer of Seller) of resolutions and/or consents setting forth the authorization and approval of the Board of Directors and shareholders of Seller of the execution, delivery and performance of this Agreement and all other agreements, documents and transactions pertaining hereto or contemplated hereby.

                  4.2.5. Seller and Hartman shall have executed and delivered to
         Purchaser  the   Noncompetition  and   Confidentiality   Agreement  (as
         hereinafter defined and in the form of Exhibit A hereto).

                  4.2.6. Seller shall have delivered to Purchaser a certificate of the Secretary or other appropriate office of Seller dated the Closing Date certifying as to the incumbency of officers and Directors of Seller, the accuracy and completeness of the Articles of
         Incorporation and Bylaws of Seller, the continuing effectiveness of Seller's authorizing resolutions, and such additional matters as are customary for similar transactions and as Purchaser shall reasonably request.

                  4.2.7. Seller shall have delivered to Purchaser certificates of public officials as of a current date evidencing (a) the corporate existence of and compliance with all reporting requirements by Seller in the State of Florida, and (b) Seller's authorization to do business and good standing as a foreign corporation in the Commonwealth of Kentucky.

                  4.2.8. Purchaser shall have delivered to Seller certified copies (certified by the Secretary or other appropriate officer of PMI Administration, Inc., the sole general partner of Purchaser) of resolutions and/or consents setting forth the authorization and approval of the Board of Directors of PMI Administration, Inc. as general partner of Purchaser of the execution, delivery and performance of this Agreement and all other agreements, documents and transactions pertaining hereto or contemplated hereby.

                  4.2.9. Purchaser shall pay the Purchase Price to Seller.

                  4.2.10. Seller and Purchaser shall mutually execute and deliver such other agreements, instruments, certificates or other documents as shall be reasonably required or requested to effect the transactions contemplated hereby.


                                    ARTICLE V
             Other Actions, Agreements and Covenants of the Parties

         Purchaser, Hartman and Seller covenant and agree as follows:

     Section 5.1. Assignment of Contracts. Seller hereby transfers and assigns to Purchaser all of Seller's rights and benefits under the Purchased Contracts.

     Section 5.2. Delivery of Property Received After Effective Time. From and after the Effective Time (i) Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property that Seller may receive from time to time after the Effective Time relating to the Purchased Assets, and (ii) Purchaser agrees that it will transfer and deliver to Seller any cash or other property that Purchaser may receive from time to time after the Effective Time relating to the Excluded Assets.

     Section 5.3. Post-Closing Cooperation of Seller. Seller agrees that after the Effective Time Seller will cooperate with Purchaser, to the extent reasonably requested by Purchaser, and at Purchaser's expense, to enable Purchaser by mutual agreement of Seller and Purchaser (i) to institute and prosecute all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right, title or interest of any kind in or to the Purchased Assets; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Purchaser, its successors or assigns, shall deem advisable; and (iii) to take all action which Purchaser, its successors or assigns, may reasonably deem appropriate in order to provide for Purchaser, its successors or assigns, the benefits of or under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to Purchaser pursuant to this Agreement shall not have been obtained. Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers and agency which is attributable to its interest hereunder, including any amounts payable as interest in respect thereof.

     Section 5.4. Execution of Further Documents; Financial Statements. After the Closing, upon the reasonable request of Purchaser, Seller shall take such additional actions and execute, acknowledge and deliver all such further documents and instruments, including without limitation bills of sale, assignments, transfers, conveyances, powers of attorney and assurances, as may be required to convey and transfer to and vest in Purchaser and protect Purchaser's right, title and interest in and to all of the Purchased Assets or as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     Section 5.5. Employment by Purchaser of Seller's Employees. It is understood and agreed that Purchaser is under no obligation to hire and provide employment for any of Seller's existing employees, it being Seller's obligation to terminate such employees, if such is necessary. Purchaser, however, presently intends to hire some of Seller's existing employees as new hires, and Seller shall use their reasonable efforts to aid Purchaser in engaging such of Seller's agents and employees as are presently engaged or employed by Seller as Purchaser shall in its sole discretion determine. For a period of five years from and after the Effective Time, neither Seller nor Hartman shall, directly or indirectly, solicit the employment of any person presently employed by Seller who becomes employed by Purchaser.

     Section 5.6. Noncompetition and Confidentiality Agreement. As additional consideration for Purchaser's agreement to buy the Purchased Assets, Seller and Hartman shall each execute and deliver to Purchaser at Closing an agreement not to compete with Purchaser for a term of three years, commencing at the Effective Time, substantially in the form attached hereto as Exhibit A (the "Noncompetition and Confidentiality Agreement").

     Section 5.7. Allocation of Purchase Price. Seller and Purchaser agree that the Purchase Price shall be allocated as set forth in Schedule 5.7 hereto, and that neither party will report an allocation inconsistent therewith to the Internal Revenue Service.

     Section 5.8. COBRA and Other Compliance. Seller will honor all rights, if any, of employees or former employees of Seller to continuation under Seller's health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Seller will comply in all material respects with all laws and regulations which are applicable to Seller relating to any of Seller's employees.


                                   ARTICLE VI
              Representations and Warranties by Seller and Hartman

     In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, Seller and Hartman make the following representations, warranties, covenants and agreements, each of which shall be deemed to be independently material and relied upon by Purchaser regardless of any investigation made or information obtained by Purchaser:

     Section 6.1. Corporate Existence and Qualification. Seller (i) is a corporation duly organized and validly existing under the laws of the State of Florida, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted, and (iii) is qualified to transact business as a foreign corporation in the Commonwealth of Kentucky and in any other jurisdictions where failure to so qualify would have a materially adverse effect on Seller's business. Copies of Seller's Articles of Incorporation and Bylaws, including all amendments thereto, have been delivered to Purchaser and such copies are true, complete and correct in every particular.

     Section 6.2. Subsidiaries and Affiliates. Seller has no subsidiaries and has no investment of any kind in any other corporation, joint venture, limited liability company, partnership or other entity.

     Section 6.3.  Financial  Statements.  Attached hereto as Schedule 6.3 is an
Income Statement of Seller with respect to the Business for the year ended December 31, 1996 (the "Seller Financial Statements"). The Seller Financial Statements (i) are complete, true and correct in all material respects, (ii) have been prepared on an accrual basis with prior periods, and (iii) present fairly the results of operations of the Business by Seller for the period indicated.

     Section 6.4. Events Subsequent to December 31, 1996. Since December 31, 1995, there have been no adverse changes in the condition of the assets, liabilities, business, operations, prospects or properties of the Business, or in the financial condition or earnings of the Business as shown in the Seller Financial Statements, other than changes in the ordinary course of the operation of the Business which, individually or in the aggregate, are not material, Seller has not entered into any material transaction not in the usual and ordinary course of the operation of the Business, and the Business assets, business, operations, prospects or properties have not been adversely affected in any material way as a result of any fire, accident or other casualty or by any act of God. Without limiting the generality of the foregoing, since December 31, 1995:

          6.4.1. Seller has not done (or failed to do, as the case may be) any of the following in respect of the Business:

               (i) sold, assigned, transferred or otherwise disposed of, or removed or permitted to be removed from any Real Estate (as hereinafter defined) or any building or structure thereon, any assets of Seller or any assets used or useful in its business or operations of the type that, but for such sale or other event described above, would have been includable in the Purchased Assets;

               (ii) waived or cancelled any rights of value or amended, modified, altered, terminated, cancelled or allowed to expire (to the extent renewable) any lease, contract, agreement or understanding;

               (iii) made, accrued or become liable for any bonus, profit sharing or incentive payment or, directly or indirectly, increased or granted an increase in the rate of compensation or any benefit payable or to become payable by Seller to its employees, except for those payments, liabilities or increases made, incurred or payable in the ordinary course of business;

               (iv) taken or permitted any act or omission constituting a breach or default under any contract, indenture, agreement or understanding by which Seller or its properties is or was bound;

               (v) failed to use reasonable efforts or to act in good faith (a) to preserve the assets and business of Seller, (b) to keep available the services of Seller's present employees, agents and representatives, (c) to preserve the goodwill of Seller's customers, suppliers, and all others having business with Seller, (d) to conduct and operate Seller's business, and maintain Seller's books, accounts and records, in the customary manner, in a prudent and normal fashion, and in the ordinary course of business, or (e) to maintain the Purchased Assets in the same condition as such assets were in as of December 31, 1995 and preserve Seller's physical properties, business premises, fixtures, furniture and equipment, ordinary wear and tear excepted;

               (vi) made any material changes in the scope or nature of any of Seller's business activities or engaged, directly or indirectly, in a business substantially different from Seller's business on the date hereof;

               (vii) made any disclosure regarding the transactions contemplated by this Agreement without the prior approval of Purchaser;

               (viii) failed to maintain in effect (a) sufficient insurance to insure the Purchased Assets to their full insurable value, and (b) liability insurance prudent and appropriate for entities of the size, scope and nature of Seller's business; or

               (ix) failed to duly comply in all material respects with all laws, regulations, permits, permissions or authorizations which are applicable to Seller or to the conduct of Seller's business.

          6.4.2. Seller has conducted the Business and kept its records in a manner consistent with its practices at the time and during the periods reflected in the Seller Financial Statements without material change of practices, policies or procedures, including without limitation practices in connection with the treatment of expenses, receivables and reserves in respect thereof, and selling and purchasing policies.

     Section 6.5. Undisclosed Expenses or Liabilities. There are no expenses, nor are there any absolute or contingent liabilities or obligations of Seller which if paid by Seller would have been reported as expenses, with respect to Seller's conduct of the Business during the period covered by the Seller Financial Statements except those expenses reflected on the Seller Financial Statements.

     Section 6.6. Tax Returns. Seller has filed with the appropriate agencies all tax returns and tax reports required by law to be filed by or with respect to Seller and has paid all taxes due, specifically including all returns and taxes with respect to employment matters, and (i) no audit of any federal, state, county or municipal returns or other tax returns filed by Seller is in progress or pending or threatened, (ii) there are no unpaid taxes, penalties or interest which are or may become a lien or charge on any of the Purchased Assets or for which Purchaser may be liable and there are no known or proposed deficiency assessments in respect of any Federal, State, county, municipal or other tax return filed by Seller which might adversely affect the Purchased Assets or Seller's business or for which Purchaser may be liable.

     Section 6.7. Leased Office Space. Seller leases its office space at 173 Sears Avenue, Suite 281, Louisville, Kentucky (the "Leased Premises"), from Miraflores Center ("Landlord") pursuant to a Lease between Seller and Landlord dated August 1, 1996 (the "Lease"), a complete and accurate copy of which has been provided by Seller to Purchaser and the remaining term of which (excluding option periods) expires August 1, 1997. Neither Seller nor, to Seller's knowledge, Landlord is in default under or in violation of any term of the Lease. Seller has no knowledge of any violations or alleged violations by Seller or Landlord of any applicable law, regulation, code, ordinance or other applicable requirement of any governmental authority having jurisdiction thereof (including, without limitation, building codes and environmental laws or requirements) with respect to the condition of the Leased Premises or the use thereof by Seller.

     Section 6.8. Environmental Matters. Seller has no knowledge or notice of any contamination or pollution of the Leased Premises or the improvements and/or real estate in or upon which the Leased Premises is located by any materials that are known to Seller or Hartman to be regulated or classified as "hazardous" (or the like) substances by any applicable environmental law or regulation.

     Section 6.9. Personal Property - Owned. Seller has good and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind.

     Section 6.10. Personal Property - Leased.  Seller has disclosed in Schedule
1.1.4 all leases under which Seller leases personal property utilized in the Business from others. Seller has furnished Purchaser with a true and complete copy of all such leases. The property described in such leases is presently used by Seller as lessee under the terms of such leases and such leases are in full force and effect, and no defaults exist under such leases and there exists no event which, with the giving of notice or passage of time or both, would constitute a default under such leases. All of such leases are assignable to Purchaser hereunder, and Seller has obtained all necessary consents to such assignment.

     Section 6.11. Restrictive Covenants. Except for the Noncompetition and Confidentiality Agreement, neither Hartman nor Seller is subject to any agreements not to compete or similar restrictive covenants that restrict or limit their activities within the Commonwealth of Kentucky.

     Section 6.12. Intellectual Property Rights. There are no patents, patent applications, inventions, discoveries, trade secrets or other intellectual property relating to or used in the Business developed by Hartman or any of the other employees of Seller or any other party to which Seller has or may have a right of ownership or a right of use which have not been assigned to Seller.

     Section 6.13. Necessary Property. Except for the Excluded Assets listed in Sections 1.2.1, 1.2.2 and 1.2.3, the Purchased Assets constitute all of the property utilized by Seller in conducting the Business in the manner and to the extent conducted during all periods reflected in the Seller Financial Statements.

     Section 6.14. No Breach, Default or Violation. Seller is not in default under or in breach or violation of the provisions of any franchise or license, any provision of its Articles of Incorporation or Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound, which individually or in the aggregate may result in a material adverse effect on the Business or the condition, financial or otherwise, of the Business or the Purchased Assets.

     Section 6.15. Litigation and Claims. There is no action, suit, legal or administrative proceeding, arbitration, investigation or other proceeding or claim pending or, to the knowledge of Seller threatened, against or affecting Seller or the Business, and Seller is not a party plaintiff in any action, suit, arbitration or proceeding. No unsatisfied judgment, order or decree has been entered and remains pending or in effect as to Seller or the Business.

     Section 6.16. Material Contracts. Except as set forth on Schedule 1.1.4, there are no material contracts, agreements, commitments, licenses, permits, plans, instruments and binding arrangements to which the Business is subject or by which Seller is bound, oral or written, expressed or implied, including without limitation all agreements and instruments relating to purchase orders or commitments, supply or requirements contracts, employment agreements, agreements with sales agents or representatives, and franchise or license agreements. For the purposes of this Section 6.16, "material" shall not include any contract, agreement or commitment which may be terminated without premium or penalty on 30 days' or less notice.

     Section 6.17. Validity of Purchased Contracts. Each Purchased Contract may be assigned to Purchaser without any restriction, required consent or other approval (except for such consents or approvals that Seller has obtained), and each Purchased Contract is in full force and effect and constitutes the valid, legal and binding obligations of Seller and the other parties thereto.

     Section 6.18. Powers of Attorney. There are no outstanding powers of attorney granted by Seller with respect to the Business or the operations thereof or the Purchased Assets.

     Section 6.19. Insurance. Schedule 6.19 is a true, correct and complete list of all fire, theft, casualty, liability and other insurance policies insuring the Business and all insurance policies maintained for any of the employees of the Business, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. Seller is not in default with respect to any provisions of any such policy, nor has Seller failed to give any material notice or present any material claim known to Seller under any such policy in due and timely fashion.

     Section 6.20. Employment Matters; Employee Benefit Plans; ERISA Compliance.

          6.20.1. None of the employees of Seller in respect of the Business is employed pursuant to a written agreement and all such employees may be terminated at will. The hours worked by, payments made to and the working conditions of the employees of Seller in respect of the Business have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or local laws, orders or regulations relating to the payment of wages, conditions of employment, the employment of minors or similar matters; the practices of Seller in the Business in respect to the hiring, working conditions, promotion, discharge, discipline and rates of pay of its employees have not been in violation of any federal, state or local laws, executive orders or regulations, including but not limited to those prohibiting discrimination for any reason; and there are not as of the date of this Agreement and there will not be as of the Closing Date any labor troubles of any kind or nature pending or threatened against Seller in respect of the Business.

          6.20.2. Schedule 6.20 contains a list of all current and former employee benefit plans and practices maintained by Seller in respect of the Business within the past five years (whether funded or unfunded, insured or uninsured) that provide retirement, disability, health or other benefits (collectively, all such plans and practices are the "Plans"), including all such Plans that are either an "employee pension benefit plan" or an "employee welfare benefit plan" as such terms are defined in the Employee Retirement Income Security Act of 1974 (together with all regulations of the Internal Revenue Service, the United States Department of Labor and the Pension Benefit Guaranty Corporation thereunder, "ERISA"), along with a notation thereon of "current" as to all such Plans currently maintained by Seller and the date of termination thereof as to all Plans that have been terminated.

          6.20.3. In connection with the administration of the Plans (and each of them) Seller has (i) timely filed all reports and other documents that Seller was required by ERISA to file with the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation, (ii) timely furnished to all plan participants and beneficiaries all reports and documents that Seller was required by ERISA to furnish to them, and (iii) complied in all other respects with ERISA and other applicable law and regulations. Seller has not been notified or accused of any violation of ERISA or other applicable law or regulation with respect to any of the Plans, and Seller has no liability with respect to any of the Plans for any funding deficiency, excise or other taxes, penalties, fines, interest or other expense or damages of any kind whatsoever.

     Section 6.21. Guaranties. There are no contracts or commitments by Seller guaranteeing the payment or performance by persons or entities other than Seller or whereby, except for the endorsement of checks in the regular and ordinary course of its business, Seller in any way is or will be liable with respect to obligations of any other person or entity, and no other person or entity has guaranteed or otherwise become contingently liable with respect to any indebtedness or obligations of Seller.

     Section 6.22. Compliance with Laws; Licenses. The Business and the operations thereof are and have been in compliance in all material respects with all applicable laws, rules and regulations of all authorities, and Seller has obtained all licenses, permits, bonds, insurance and the like and have made all registrations which are required for such compliance. A list of all states in which Seller is licensed or registered as an employment agency, employment leasing agency or similar business, and a copy of each license or registration listed, is attached hereto as Schedule 6.22.

     Section 6.23. Authorization of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate and other action and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. Neither the execution, performance or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of a lien or encumbrance on any of the Purchased Assets pursuant to any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Seller or any note, bond, mortgage, indenture, deed of trust, license, agreement, or other instrument or obligation to which Seller is a party or is bound, or (ii) violate any law, rule, regulation, order, writ, injunction, decree or statute applicable to the business or operations of Seller or the Purchased Assets.

     Section 6.24. All Material Information. No representation or warranty made by Seller in this Agreement, in any Schedule delivered pursuant to this Agreement, or in any other agreement, instrument, certificate or other document executed or provided by Seller pursuant to this Agreement or in connection with the transaction contemplated hereby (or any statement made to Purchaser by or on behalf of Seller in connection with the transactions contemplated by this Agreement), contains in any such case any untrue statement of a material fact or omits to state any material fact necessary to make such representation, warranty or statement, in light of the circumstances when made, not misleading. Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen on the basis of information currently available to Seller, has or would have a material adverse effect upon the Business, the operations, prospects, property, assets or financial condition of the Business or the Purchased Assets.

     Section 6.25. Material Adverse Contracts. Seller is not a party to any contract, agreement or arrangement, oral or written, express or implied, whatsoever which could materially adversely affect the use or operation of the Purchased Assets by Purchaser or which could materially adversely affect the value or prevent or hinder the sale of the Purchased Assets.

     Section 6.26. Copies of Documents. True, correct and complete copies of the leases, contracts and all other documents contained, listed or referred to in this Agreement or in the Schedules to this Agreement have been delivered to Purchaser prior to the execution of this Agreement.

     Section 6.27. Shareholders. The persons listed in Schedule 6.27 constitute all of the beneficial and record holders of all of the issued and outstanding shares of capital stock of Seller, each owning that number or percentage of shares listed in Schedule 6.27 free and clear of any options, warrants, restrictions, pledges, liens, encumbrances, claims, restrictions and security interests.

     Section 6.28. Consents of Third Parties. Other than the consent of the Landlord to the assignment of the Lease, Seller has no knowledge that there are any necessary consents or approvals of third parties to the transfer and assignment of the Purchased Assets, the absence of which would adversely affect Purchaser's rights hereunder or its utilization of the Purchased Assets or the conduct of the Business.

     Section 6.29. Other Approvals. All necessary consents, approvals, authorizations or other official actions of all governmental authorities, the absence of which would materially affect Purchaser's rights hereunder or to the utilization of the Purchased Assets or conduct of the Business, have been duly and validly issued or granted and the period for objection, stay or imposition of any other impediment to the transactions contemplated hereby by any such governmental authority has expired.

     Section 6.30. Customer Relations. Seller has no actual knowledge that any person or organization that has been a material customer of the Business during all or any portion of the period of time encompassed by the Seller Financial
Statements intends or is likely not to be a material customer of Purchaser within the twelve month period following the Effective Time, and Seller has no knowledge of any facts, circumstances or conditions (other than general economic conditions applicable generally to Seller's customers) that, either individually or in the aggregate, would cause a reasonable person to believe that any such material customer of the Business will not, or likely will not, be a material customer of Purchaser during the twelve month period following the Effective Time.



                                   ARTICLE VII
                   Representations and Warranties by Purchaser

     In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereunder, Purchaser makes the following representations, warranties, covenants and agreements, each of which shall be deemed to be independently material and relied upon by Seller, regardless of any investigation made or information obtained by Seller:

     Section 7.1. Valid Existence and Qualification of Purchaser. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Indiana, has been authorized to transact business in the Commonwealth of Kentucky as a foreign limited partnership, and has all requisite partnership power and authority to acquire and own the Purchased Assets, to assume, pay, perform and discharge the Assumed Liabilities, and to perform its obligations under this Agreement.

     Section 7.2. Authorization of Agreement by Purchaser. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been authorized by all requisite partnership and other action and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. Neither the execution, performance or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions, or provisions of the Partnership Agreement of Purchaser or any note, bond, mortgage, indenture, deed of trust, license, agreement, or other instrument or obligation to which Purchaser is a party or is bound, or (ii) violate any law, rule, regulation, order, writ, injunction, decree or statute applicable to Purchaser.


                                  ARTICLE VIII
                                 Indemnification

     Section 8.1. Indemnification by Seller and Hartman. Seller and Hartman hereby covenant and agree to indemnify Purchaser and its successors and assigns against and hold them harmless from any and all liabilities, losses, deficiencies, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity or incurred in connection with successfully asserting, proving and collecting indemnity payments pursuant to this Article VIII with respect to matters not involving defense of third-party claims) accruing from or arising at any time as a result of or out of:

          8.1.1. Any inaccuracies in or breaches of the representations, warranties, covenants, obligations or agreements made or to be complied with or performed by Hartman or Seller in, under or pursuant to this Agreement or any agreement, schedule, certificate or instrument delivered by or on behalf of Hartman or Seller pursuant hereto or in connection with the transactions contemplated hereby, including without limitation the Noncompetition and Confidentiality Agreement;

          8.1.2. Any and all of Seller's liabilities other than the Assumed Liabilities;

          8.1.3. Any claims for brokerage commissions or placement or finders' fees in connection with the transactions contemplated by this Agreement insofar as such claims shall be alleged to be based on arrangements made by or on behalf of Seller; and

          8.1.4. Any operations or business conducted, commitment made, service rendered or condition existing or any action taken or omitted by or on behalf of Seller on or prior to the Effective Time, except for liabilities expressly assumed by Purchaser pursuant to Section 3.1 hereof.

     Section 8.2. Indemnification by Purchaser. Purchaser shall indemnify Seller and Hartman and their respective successors and assigns against and hold them harmless from any and all liabilities, losses, deficiencies, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity or incurred in connection with successfully asserting, proving and collecting indemnity payments pursuant to this Article VIII with respect to matters not involving defense of third-party claims) accruing from or arising at any time as a result of or out of:

          8.2.1. Any claims for brokerage commissions or placement or finders' fees in connection with the transactions contemplated by this Agreement insofar as such claims shall be alleged to be based on arrangements made by or on behalf of Purchaser;

          8.2.2. Any failure of Purchaser to pay, discharge or perform the Assumed Liabilities;

          8.2.3. Any liabilities arising out of any act or failure to act by Purchaser after the Effective Time, except Excluded Liabilities and liabilities as to which Seller is obligated to indemnify Purchaser pursuant to Section 8.1; and

          8.2.4. Any inaccuracies in or breaches of the representations, warranties, covenants, obligations or agreements made or to be complied with or performed by Purchaser pursuant to this Agreement.

     Section 8.3. Survival of Covenants, Representations and Warranties. Each of the covenants, representations and warranties contained herein or in any agreement, schedule, certificate or instrument delivered pursuant hereto shall survive the Closing and remain in full force and effect indefinitely, regardless of any investigation made by or on behalf of any party hereto.

     Section 8.4. Payment and Settlement of Amounts Due.

          8.4.1. Any amount due to Purchaser from Seller and/or Hartman pursuant to any of the provisions of this Article VIII shall be paid to Purchaser by Seller and/or Hartman within 10 days of demand therefor.

          8.4.2. Any amount due to Seller and/or Hartman from Purchaser pursuant to any of the provisions of this Article VIII shall be paid to Seller and/or Hartman by Purchaser within 10 days of demand therefor.

          8.4.3. Any amounts not paid when due pursuant to the provisions of this Section 8.4 shall bear interest from the date of demand at the rate of 15 percent per annum.


                                   ARTICLE IX
                            Use of Names by Purchaser

     From and after the Effective Time Purchaser shall have full right, power and authority to the use for a period of up to 180 days in the Commonwealth of Kentucky, and Seller hereby consents to such use therein by Purchaser or Purchaser's designee, of the name "First In Temporaries, Inc.," and any abbreviations or combinations or derivatives thereof, without restriction or adverse claim of or use thereof by Seller, any of its affiliates, or any person claiming by, through or under Seller. For a period of three years following the Effective Time Seller shall not use such name, or authorize the use of such name by any other party (other than Purchaser), in the city limits of Louisville, Kentucky (as constituted the date hereof) or within a 30-mile radius of the office location from which Seller has conducted the Business, without in any such case first obtaining Purchaser's written consent. The foregoing is not intended and shall not be construed as granting any license or other rights to use or ownership of the name "First in Temporaries" or any other tradenames, trademarks, service marks or trade dress, and Purchaser covenants that it shall at no time in any manner claim any rights in any such proprietary property. All use of the name First in Temporaries shall be only in connection with the temporary services business being purchased under this Agreement and all uses are subject to the reasonable approval of Seller.


                                    ARTICLE X
                             Expenses of the Parties

     Each party shall pay its expenses, including the expenses of its legal and accounting representatives, in connection with the origin, negotiation, execution and performance of this Agreement, except as otherwise provided herein. Purchaser shall pay any and all sales and transfer taxes with respect to the transactions contemplated hereby. Seller shall pay any and all federal and state income or other taxes attributable to Seller arising as a result of the transactions contemplated hereby.


                                   ARTICLE XI
                               Brokers' Commission

     The parties hereby agree and represent and warrant to each other that there are no claims for brokerage commissions, or placement or finders' fees in connection with the transactions contemplated by this Agreement.


                                   ARTICLE XII
                                  Miscellaneous

     Section 12.1. Waivers and Amendments. This Agreement may be amended or modified, and its terms or conditions may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or condition contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or condition contained herein. The parties reserve the right to amend or modify this Agreement, or waive the terms or conditions hereof, without the consent of any third person (natural or otherwise).

     Section 12.2. Entire Agreement. This Agreement (and the Schedules and Exhibits hereto which are hereby incorporated and made a part hereof) and all certificates, agreements, documents and instruments delivered pursuant hereto or in connection herewith constitute the entire understanding of the parties relative to the subject matter hereof and supersede all prior agreements and undertakings between or among any of the parties relating to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits hereto.

     Section 12.3. Headings. The table of contents and descriptive headings in this Agreement and on the Schedules and Exhibits are inserted for convenience only and shall not constitute a part of, nor affect the meaning or interpretation of, this Agreement or any section or subsection hereof.

     Section 12.4. Notices. Any notice, election or demand to be given hereunder to any of the parties by another shall be in writing and personally delivered or sent by prepaid same day or overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to Purchaser,          Don R. Taylor, President
        addressed to:            PMI Administration, Inc.
                                 1499 Windhorst Way, Suite 100
                                 Greenwood, IN 46143

       With a copy to:           David B. Millard, Esq.
                                 Leagre & Barnes
                                 9100 Keystone Crossing
                                 Suite 800
                                 Indianapolis, IN 46240

       If to Seller or Hartman,  First In Temporaries or Frank L. Hartman
        addressed to:            14310 North Dale Mabry Highway, Suite 380
                                 Tampa, Florida  33618

       With a copy to:           Robert Reid Haney
                                 Kalish & Ward, P.A.
                                 101 East Kennedy Boulevard
                                 P.O. Box 71
                                 Tampa, Florida  33601-0071

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

     Section 12.5. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Should any particular covenant in this Agreement be held unreasonable or unenforceable for any reason, including without limitation the time period, geographical area, or scope of activity covered by such covenant, then such covenant shall be given effect and enforced to whatever extent would be reasonable and enforceable.

     Section 12.6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Indiana.

     Section   12.7.   Consent  to   Jurisdiction.   Each  party  hereto  hereby
irrevocably:

                  12.7.1. consents to any suit, action or proceeding with respect to this Agreement being brought in the Circuit or Superior Court of the State of Indiana in Johnson County and in the United States District Court for the Southern District of Indiana;

                  12.7.2. waives to the fullest extent permitted by the law governing this Agreement any objection that it might have now or hereafter to the laying of the venue of any such suit, action or proceeding under Section 12.7.1 above in any such court and any claim that any such suit, action or proceeding under Section 12.7.1 above has been brought in an inconvenient forum;

                  12.7.3. acknowledges the competence of any such court, submits to the jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in the courts of the jurisdiction in which such party's principal office or principal residence is located, subject to any provision of the law of such jurisdiction of general applicability relating to enforcement proceedings, or in any of the courts specified in Section 12.7.1, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of such party's obligation; provided, that service of process is effected upon such party in the manner specified below or as otherwise permitted by law; and

                  12.7.4. to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process therein, waives such immunity, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (i) such party is not personally subject to the jurisdiction of the above-named courts, (ii) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or the property of such party or (iii) this Agreement or the subject matter hereof may not be enforced in or by such courts.

     Section 12.8. Third Parties. Except as otherwise provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.

     Section 12.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

     Section 12.10. Successors and Assigns. All the terms, covenants, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      PMI LP I, an Indiana Limited Partnership

                                      By: PMI ADMINISTRATION, INC., an Indiana
                                              corporation, its General Partner

                                      By /s/ Don R. Taylor
                                         Don R. Taylor, President

                                                        "PURCHASER"


                                       FIRST IN TEMPORARIES, INC.

                                        By /s/ Frank L. Hartman
                                           Frank L. Hartman, President

                                                         "SELLER"


                                      /s/ Frank L. Hartman
                                      Frank L. Hartman, Individually

                                                        "HARTMAN"

                              LIST OF SCHEDULES TO
                            ASSET PURCHASE AGREEMENT


Schedule 1.1.1    Fixed Assets

Schedule 1.1.4    Purchased Contracts

Schedule 5.7      Allocation of Purchase Price

Schedule 6.3      Seller Financial Statements

Schedule 6.19     Insurance

Schedule 6.20     Employee Benefit Plans

Schedule 6.22     Licenses

Schedule 6.27     Shareholders

                               LIST OF EXHIBITS TO
                            ASSET PURCHASE AGREEMENT



Exhibit  A        --       Form of Noncompetition and Confidentiality Agreement
                           (Section 5.6)